(URS LOGO)

FOR IMMEDIATE DISTRIBUTION

Contacts:

URS CORPORATION                                    CITIGATE SARD VERBINNEN

Kent P. Ainsworth                                  Hugh Burns/Jamie Tully
Executive Vice President                           (212) 687-8080
& Chief Financial Officer
OR
David C. Nelson
Vice President & Corporate Treasurer
(415) 774-2700

                      URS CORPORATION REPORTS THIRD QUARTER
                             RESULTS FOR FISCAL 2003

                  GENERATES $133 MILLION IN OPERATING CASH FLOW
                  AND REPAYS $110 MILLION IN DEBT YEAR TO DATE

         PROVIDES GUIDANCE FOR REMAINDER OF FISCAL 2003 AND FISCAL 2004

--------------------------------------------------------------------------------

      SAN FRANCISCO, CA - SEPTEMBER 15, 2003 - URS Corporation (NYSE: URS) today reported revenues of $778,045,000 for the fiscal 2003 third quarter ended July 31, compared to $583,937,000 reported for the third quarter of fiscal 2002. Net income was $17,086,000, down from $18,362,000 for the corresponding third quarter of fiscal 2002. Earnings per share ("EPS") of $0.52, fully diluted, was in line with the Company's guidance. This compares with EPS of $0.70 per share, fully diluted, for the fiscal 2002 third quarter. During the quarter, the Company generated $61 million in operating cash flow and repaid $60 million in debt.

      For the nine months ended July 31, 2003, revenues increased 39% to $2,348,633,000 from $1,691,345,000 for the corresponding nine months ended July 31, 2002. Net income for the nine months ended July 31, 2003 was $38,600,000, or $1.18 per share, fully diluted, compared to $48,564,000 or $1.86 per share, fully diluted, for the first nine months of fiscal 2002. As of July 31, 2003, the Company's backlog was $2,639,400,000, compared to $2,565,000,000 as of October 31, 2002.

      Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the third quarter was $58,968,000, compared with EBITDA of $50,491,000 for the third quarter of fiscal 2002. For the nine months ended July 31, 2003, EBITDA was $159,053,000, compared with $141,023,000 for the nine months ended July 31, 2002. A reconciliation of EBITDA to net income and to net cash provided by operating activities is included in the EBITDA Reconciliation Schedule provided at the end of this press release.

      Commenting on the quarter, Martin M. Koffel, Chairman and Chief Executive Officer, stated: "Our results for the third quarter were in line with previously announced guidance and reflect the continued strength of our business with the federal government, along with our well-established franchise with state and local governments across the country and with the Fortune 500."

      Mr. Koffel continued: "Our business with the federal government continued to benefit from robust spending at the federal level - particularly on defense-related activities. In the state and local government market, our excellent competitive position and ability to shift resources towards pockets of strength, such as educational facilities, has enabled us to mitigate the effects of reduced spending. As a result, revenues from this market - while below 2002 levels - were higher than anticipated. In the private sector, although capital investment remains weak in the areas that drive our business, we were successful in winning several new master service agreements with large multinational corporations."

      "We have also been very successful generating cash and de-leveraging our balance sheet. During the quarter, we generated $61 million in operating cash flow, which allowed us to make $56 million in discretionary debt payments in addition to $4 million in scheduled debt payments. During this fiscal year, we have generated over $133 million of cash from operations, repaid $110 million in debt, and reduced our debt to capitalization ratio from 58% to 53%."

      For the quarter, revenues from URS' federal business were approximately $340 million, up from approximately $110 million during the third quarter of fiscal 2002, including approximately $220 million in revenues from the Company's EG&G Division. Revenues from URS' state and local government business were approximately $170 million, which was about the same as the third quarter of fiscal 2002. Revenues from URS' private sector business were approximately $200 million, compared to approximately $250 million in the third quarter of fiscal 2002. Revenues from URS' international business were approximately $70 million, up 22% from the third quarter of fiscal 2002. The increase in revenues from the Company's international business is primarily due to the effect of currency translation.

OUTLOOK FOR FISCAL 2003 AND 2004

      For fiscal 2003, which ends on October 31, 2003, URS expects that revenues will be approximately $3.15 billion, EBITDA will be approximately $225 million and net income will be approximately $58 million. The Company expects that fiscal 2003 earnings per share will be approximately $1.75, fully diluted, in line with previous guidance.

      The Company anticipates that fiscal year 2004 revenues will be approximately $3.3 billion. Assuming it meets this revenue expectation, the Company expects that net income will be approximately $65 million, and earnings per share will be approximately $1.90 for fiscal 2004.

      Commenting on the Company's outlook, Mr. Koffel stated: "Looking ahead to the remainder of 2003 and into 2004, we expect to continue to benefit from favorable trends in the federal market, including increased spending on defense, additional opportunities to provide outsourced solutions to federal government agencies and a growing homeland security market."

      Mr. Koffel continued: "We believe the state and local government market has stabilized, and with the approval of all state budgets for 2004, infrastructure projects should begin to move forward and drive modest revenue growth in this part of our business. In the private sector, we have seen preliminary indications that the economy may be improving, including recently reported growth in the manufacturing sector and in construction spending. However, we do not expect these trends to have a significant impact on our business in the near term, as growth in our business tends to lag economic indicators by several months."

      URS Corporation offers a broad range of planning and design, program and construction management, systems engineering and technical assistance, and operations and maintenance services for transportation, hazardous waste, industrial processing and petrochemical, general building, water/wastewater, military facilities and equipment platforms, and security projects. Headquartered in San Francisco, the Company operates in more than 20 countries with more than 25,500 employees providing engineering services to federal, state and local governmental agencies as well as private clients in the chemical, manufacturing, pharmaceutical, forest products, mining, oil and gas, and utilities industries (www.urscorp.com).

      URS will host a dial-in conference call on Tuesday, September 16, 2003 at 11:00 a.m. (EDT), to discuss its fiscal 2003 third quarter results. A live web cast of this call will be available on URS' website at http://www.urscorp.com/investor/index.html.

                                TABLES TO FOLLOW

                                      # # #

Statements contained in this press release that are not historical facts may constitute forward-looking statements, including statements relating to the Company's operating performance, capital resources and future growth opportunities. The Company believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties. The Company cautions that a variety of factors could cause the Company's business and financial results to differ materially from those expressed or implied in forward-looking statements. These factors include, but are not limited to: the continuation of the current economic downturn; the Company's continued dependence on federal, state and local appropriations for multi-year government contracts; changes in regulations applicable to the Company; the Company's ability to manage its contracts; the Company's highly leveraged position; the Company's ability to service its debt; outcomes of pending and future litigation; industry competition; the Company's ability to attract and retain qualified professionals; risks associated with international operations; the Company's ability to successfully integrate its accounting and management information systems; the Company's ability to integrate future acquisitions successfully; and other factors discussed more fully in the Company's reports filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements.

                        URS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 JULY 31, 2003    OCTOBER 31, 2002
                                                                                 -------------    ----------------
                                ASSETS                                            (UNAUDITED)
Current assets:
    Cash and cash equivalents ..............................................      $    15,547       $     9,972
    Accounts receivable, including retainage of $45,201 and
      $50,552, respectively ................................................          536,843           596,275
    Costs and accrued earnings in excess of billings on contracts in process          363,528           374,651
    Less receivable allowances .............................................          (31,547)          (30,710)
                                                                                  -----------       -----------
           Net accounts receivable .........................................          868,824           940,216
                                                                                  -----------       -----------
    Deferred income taxes ..................................................           20,795            17,895
    Prepaid expenses and other assets ......................................           25,051            20,248
                                                                                  -----------       -----------
           Total current assets ............................................          930,217           988,331
Property and equipment at cost, net ........................................          154,508           156,524
Goodwill ...................................................................        1,004,680         1,001,629
Purchased intangible assets, net ...........................................           12,245            14,500
Other assets ...............................................................           61,755            68,108
                                                                                  -----------       -----------
                                                                                  $ 2,163,405       $ 2,229,092
                                                                                  ===========       ===========
LIABILITIES, MANDATORILY REDEEMABLE SECURITIES, AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt ......................................      $    33,540       $    30,298
    Accounts payable and subcontractor payable, including
      retainage of $5,785 and $5,190, respectively .........................          158,937           204,389
    Accrued salaries and wages .............................................          127,499           101,287
    Accrued expenses and other .............................................           84,214           115,545
    Billings in excess of costs and accrued earnings on contracts in process           98,196            92,235
                                                                                  -----------       -----------
           Total current liabilities .......................................          502,386           543,754
Long-term debt .............................................................          811,548           923,863
Deferred income taxes ......................................................           42,529            40,629
Deferred compensation and other ............................................           71,627            40,261
                                                                                  -----------       -----------
           Total liabilities ...............................................        1,428,090         1,548,507
                                                                                  -----------       -----------
Mandatorily redeemable Series D senior convertible participating preferred stock, par value $.01; authorized 100 shares; issued and outstanding 0 and 100 shares, respectively; liquidation preference $0 and $46,733,
  respectively .............................................................               --            46,733
                                                                                  -----------       -----------
Stockholders' equity:
    Common shares, par value $.01; authorized 50,000 shares; issued and
      outstanding 33,011 and 30,084 shares, respectively ...................              330               301
    Treasury stock, 52 shares at cost ......................................             (287)             (287)
    Additional paid-in capital .............................................          478,290           418,705
    Accumulated other comprehensive loss ...................................           (1,954)           (5,132)
    Retained earnings ......................................................          258,936           220,265
                                                                                  -----------       -----------
           Total stockholders' equity ......................................          735,315           633,852
                                                                                  -----------       -----------
                                                                                  $ 2,163,405       $ 2,229,092
                                                                                  ===========       ===========

                        URS CORPORATION AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      THREE MONTHS ENDED              NINE MONTHS ENDED
                                                           JULY 31,                        JULY 31,
                                                  --------------------------      --------------------------
                                                     2003            2002            2003            2002
                                                  ----------      ----------      ----------      ----------
                                                         (UNAUDITED)                     (UNAUDITED)
Revenues ...................................      $  778,045      $  583,937      $2,348,633      $1,691,345
Direct operating expenses ..................         485,177         353,537       1,481,340       1,017,045
                                                  ----------      ----------      ----------      ----------
  Gross profit .............................         292,868         230,400         867,293         674,300
                                                  ----------      ----------      ----------      ----------
Indirect expenses:
  Indirect, general and administrative .....         244,060         187,738         740,050         556,358
  Interest expense, net ....................          20,332          12,070          62,913          37,008
                                                  ----------      ----------      ----------      ----------
                                                     264,392         199,808         802,963         593,366
                                                  ----------      ----------      ----------      ----------
Income before taxes ........................          28,476          30,592          64,330          80,934
Income tax expense .........................          11,390          12,230          25,730          32,370
                                                  ----------      ----------      ----------      ----------
Net income .................................          17,086          18,362          38,600          48,564
Preferred stock dividend ...................              --           1,055              --           5,939
                                                  ----------      ----------      ----------      ----------
Net income available for common stockholders          17,086          17,307          38,600          42,625
Other comprehensive income:
  Foreign currency translation adjustments .             272           2,550           3,178             121
                                                  ----------      ----------      ----------      ----------
Comprehensive income .......................      $   17,358      $   19,857      $   41,778      $   42,746
                                                  ==========      ==========      ==========      ==========
Net income per common share:
  Basic ....................................      $      .52      $      .78      $     1.19      $     2.15
                                                  ==========      ==========      ==========      ==========
  Diluted ..................................      $      .52      $      .70      $     1.18      $     1.86
                                                  ==========      ==========      ==========      ==========
Weighted-average shares outstanding:
  Basic ....................................          32,704          22,587          32,509          19,851
                                                  ==========      ==========      ==========      ==========
  Diluted ..................................          33,207          26,121          32,730          26,227
                                                  ==========      ==========      ==========      ==========

                        URS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                            THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                  JULY 31,                        JULY 31,
                                                         -------------------------       -------------------------
                                                           2003            2002            2003            2002
                                                         ---------       ---------       ---------       ---------
                                                                (UNAUDITED)                     (UNAUDITED)
Cash flows from operating activities:
 Net income .......................................      $  17,086       $  18,362       $  38,600       $  48,564
                                                         ---------       ---------       ---------       ---------
 Adjustments to reconcile net income to net cash
  provided by operating activities:
     Depreciation and amortization ................         10,160           7,829          31,810          23,081
     Amortization of financing fees ...............          1,915             942           5,553           2,801
     Receivable allowances ........................           (208)            437             837           1,956
     Deferred income taxes ........................          1,000          (3,718)         (1,000)          4,096
     Stock compensation ...........................            264             501           3,665           1,707
       Tax benefit of stock options ...............            161           3,800             161           3,800
 Changes in current assets and liabilities:
     Accounts receivable and costs and accrued
       earnings in excess of billings on
       contracts in process .......................         20,313         (21,229)         70,555          25,915
     Prepaid expenses and other assets ............         (3,038)           (778)         (4,803)         (1,945)
     Accounts payable, accrued salaries and wages
      and accrued expenses ........................        (24,566)         47,837         (54,590)         (2,841)
     Billings in excess of costs and accrued
      earnings on contracts in process ............          4,300          (3,697)          5,961         (12,649)
     Deferred compensation and other ..............         31,214             768          31,366           1,298
     Other, net ...................................          2,660           2,460           5,180           9,564
                                                         ---------       ---------       ---------       ---------
       Total adjustments ..........................         44,175          35,152          94,695          56,783
                                                         ---------       ---------       ---------       ---------
          Net cash provided by operating activities
                                                            61,261          53,514         133,295         105,347
                                                         ---------       ---------       ---------       ---------
Cash flows from investing activities:
     Capital expenditures, less equipment
       purchased through capital leases ...........         (4,360)        (11,399)        (13,107)        (46,255)
                                                         ---------       ---------       ---------       ---------
          Net cash used by investing activities ...         (4,360)        (11,399)        (13,107)        (46,255)
                                                         ---------       ---------       ---------       ---------
Cash flows from financing activities:
     Long-term debt principal payments ............        (59,854)        (24,427)        (82,971)        (42,959)
     Long-term debt borrowings ....................             --             840             104           1,115
     Net payments under the line of credit ........             --              --         (27,259)             --
     Capital lease obligations payments ...........         (5,739)         (4,138)        (13,366)        (10,905)
     Short-term note borrowings ...................             --               4           1,211              96
     Short-term note payments .....................         (1,329)         (1,127)         (1,385)         (3,492)
     Proceeds from sale of common shares from
       employee stock purchase plan and exercise
       of stock options ...........................          5,373           5,117           9,053          17,116
                                                         ---------       ---------       ---------       ---------
          Net cash used by financing activities ...        (61,549)        (23,731)       (114,613)        (39,029)
                                                         ---------       ---------       ---------       ---------
              Net increase in cash ................         (4,648)         18,384           5,575          20,063
Cash and cash equivalents at beginning of period ..         20,195          25,077           9,972          23,398
                                                         ---------       ---------       ---------       ---------
Cash and cash equivalents at end of period ........      $  15,547       $  43,461       $  15,547       $  43,461
                                                         =========       =========       =========       =========
Supplemental information:
     Interest paid ................................      $  10,601       $   4,689       $  48,209       $  30,270
                                                         =========       =========       =========       =========
     Taxes paid ...................................      $  10,853       $  10,516       $  14,181       $  27,274
                                                         =========       =========       =========       =========
     Equipment acquired through capital lease
       obligations ................................      $   4,881       $   2,649       $  13,486       $  19,345
                                                         =========       =========       =========       =========
     Non-cash dividends paid in-kind ..............      $      --       $   1,888       $      --       $   6,740
                                                         =========       =========       =========       =========
     Conversion of Series B preferred stock to
       common stock ...............................      $      --       $      --       $      --       $ 126,838
                                                         =========       =========       =========       =========

                        URS CORPORATION AND SUBSIDIARIES
                         EBITDA RECONCILIATION SCHEDULE

      We present Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Forecasted EBITDA and EBITDA margin, financial measures that are not computed in accordance with generally accepted accounting principles ("GAAP"), which is used by our management for planning and forecasting purposes and by lenders and investors to measure operating performance and liquidity. We use these non-GAAP financial measures in making decisions regarding our operational performance, our ability to service our debt and to facilitate internal comparisons of our operating results. EBITDA, Forecasted EBITDA and EBITDA margin are not measures of operating performance computed in accordance with GAAP and should not be used as a substitute for earnings from operations, net income or loss, cash flows from operating activities or other measures of operations or cash flow data prepared in conformity with GAAP, or as a GAAP measure of profitability or liquidity. In addition, EBITDA, Forecasted EBITDA and EBITDA margin may not be comparable to similarly titled measures of other companies. In addition, EBITDA as used herein is not calculated in the same manner as consolidated EBITDA for purposes of compliance with the financial ratios in our senior secured credit facility.

      Our EBITDA (as reconciled against GAAP net income) and EBITDA margin are calculated as follows:


                                                                           ACTUAL
                                                -------------------------------------------------------------        FORECAST
                                                     THREE MONTHS ENDED                NINE MONTHS ENDED             --------
                                                          JULY 31,                          JULY 31,                  FISCAL
                                                ---------------------------       ---------------------------          YEAR
                                                   2003             2002             2003             2002             2003
                                                ----------       ----------       ----------       ----------       ----------
                                                                                (IN THOUSANDS)
                                                                                  (UNAUDITED)
Net income ...............................      $   17,086       $   18,362       $   38,600       $   48,564       $   58,000
Interest expense, net ....................          20,332           12,070           62,913           37,008           83,000
Income tax expense .......................          11,390           12,230           25,730           32,370           40,000
Depreciation and amortization ............          10,160            7,829           31,810           23,081           44,000
                                                ----------       ----------       ----------       ----------       ----------
EBITDA ...................................      $   58,968       $   50,491       $  159,053       $  141,023       $  225,000
                                                ==========       ==========       ==========       ==========       ==========
Revenues .................................      $  778,045       $  583,937       $2,348,633       $1,691,345       $3,150,000
                                                ==========       ==========       ==========       ==========       ==========
EBITDA margin (EBITDA divided by revenues)             7.6%             8.6%             6.8%             8.3%             7.1%
                                                ==========       ==========       ==========       ==========       ==========

      The following is a reconciliation of EBITDA to GAAP operating cash flows:

                                                                         ACTUAL
                                               ---------------------------------------------------------        FORECAST
                                                   THREE MONTHS ENDED              NINE MONTHS ENDED           ---------
                                                        JULY 31,                        JULY 31,                 FISCAL
                                               -------------------------       -------------------------          YEAR
                                                  2003            2002            2003            2002            2003
                                               ---------       ---------       ---------       ---------       ---------
                                                                            (IN THOUSANDS)
                                                                              (UNAUDITED)
EBITDA ..................................      $  58,968       $  50,491       $ 159,053       $ 141,023       $ 225,000
Interest expense, net ...................        (20,332)        (12,070)        (62,913)        (37,008)        (83,000)
Income tax expense ......................        (11,390)        (12,230)        (25,730)        (32,370)        (40,000)
Amortization of financing fees ..........          1,915             942           5,553           2,801           5,000
Receivable allowances ...................           (208)            437             837           1,956              --
Deferred income taxes ...................          1,000          (3,718)         (1,000)          4,096          (5,000)
Stock compensation ......................            264             501           3,665           1,707           4,000
Tax benefit of stock options ............            161           3,800             161           3,800           1,000
Changes in current assets and liabilities         30,883          25,361          53,669          19,342          38,000
                                               ---------       ---------       ---------       ---------       ---------
Net cash provided by operating activities      $  61,261       $  53,514       $ 133,295       $ 105,347       $ 145,000
                                               =========       =========       =========       =========       =========